UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 7, 2009

TomoTherapy Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	001-33452	39-1914727
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1240 Deming Way, Madison, Wisconsin		53717
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	608-824-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On April 7, 2009, TomoTherapy Incorporated (the "Company") and Avalon Capital Group, Inc., Avalon Portfolio, LLC and Avalon Technology, LLC (collectively, the "Avalon Parties") entered into a certain agreement (the "Agreement") to avoid the substantial expense and disruption that would result from a continuation of the Avalon Parties’ proxy contest regarding the election of directors to the Company’s board of directors (the "Board") at the Company’s 2009 annual meeting of shareholders scheduled for May 1, 2009 (the "2009 Annual Meeting").

The press release issued by the Company and the Avalon Parties on April 8, 2009 announcing the Agreement is attached hereto as Exhibit 99.1.

Pursuant to the Agreement, the Company has agreed to cause the Board to take all necessary action to, effective as of April 15, 2009:

- increase the size of the Board from nine to ten members,
- appoint Jonathan McCloskey (the "Avalon Nominee") to the Board,
- appoint the Avalon Nominee to the Board’s nominating and corporate governance committee (the "Nominating Committee") and
- nominate for election to the Board at the 2009 Annual Meeting only the Avalon Nominee and each of the Board’s nominees identified in the Company’s definitive proxy statement relating to the 2009 Annual Meeting that was filed with the Securities and Exchange Commission (the "SEC") on March 24, 2009.

Under the Agreement, the Avalon Parties agreed, effective as of the satisfaction by the Company of its obligations described above, to

- terminate any proxy solicitation efforts pursuant to the preliminary proxy statement and any related definitive proxy statement filed with the SEC by the Avalon Parties with respect to the 2009 Annual Meeting,
- withdraw the Avalon Parties’ nomination of any persons to stand for election at the 2009 Annual Meeting and
- withdraw certain letters sent to the Company demanding an inspection of certain records and documents of the Company.

The Company and the Avalon Parties also agreed that the Avalon Nominee and the chair of the Nominating Committee will use reasonable efforts to identify a person to serve as an additional member of the Board who qualifies as "independent" under Nasdaq listing standards and SEC rules and is reasonably believed not to have a relationship with the Company or any of the Avalon Parties that would impair such person’s independence in carrying out such person’s responsibilities as a director of the Company (the "Independent Nominee"). Within five business days after the chair of the Nominating Committee and the Avalon Nominee deliver written notice to the Company of their having determined the Independent Nominee in accordance with the Agreement, the Company is obligated to cause the Board to increase the size of the Board from ten to eleven members and appoint the Independent Nominee to the Board.

Pursuant to the Agreement, the Avalon Parties, which according to the preliminary proxy statement filed by the Avalon Parties with the SEC beneficially own approximately 4.8% of the outstanding shares of the Company’s common stock, agreed to vote in favor of the Board’s nominees at the 2009 Annual Meeting and the Company’s 2010 annual meeting of shareholders (the "2010 Annual Meeting"), so long as the Avalon Nominee and the Independent Nominee are among those nominated by the Board.

Furthermore, the Avalon Parties agreed that if, during the Standstill Period (as defined below), the total number of the Company’s common shares held in the aggregate by the Avalon Parties falls below 1,300,975 shares (which as of the record date for the 2009 Annual Meeting represented approximately 2.5% of the outstanding shares of the Company’s common stock), the Avalon Nominee is required to resign or be removed from the Board and all committees thereof and that, at such time, the Board will decide by a majority vote whether the Independent Nominee will also be required to resign or be removed from the Board and all committees thereof.

Under the Agreement, and subject to certain exceptions, the Avalon Parties have agreed that, during the Standstill Period, they will not themselves or through any of their affiliates or associates:

- enter into any voting agreement or pooling arrangement other than with other Avalon Parties or their affiliates;
- solicit proxies or written consents of the Company’s shareholders with respect to any matter in opposition to any recommendation of the Board;
- engage in any solicitation to encourage the withholding of shareholder votes or proxies with respect to any director nominated by the Company or any other proposal of the Company set forth in its proxy statement;
- seek to call a meeting of the Company’s shareholders;
- without the Board’s consent, solicit or negotiate with any person with respect to or propose to enter into or make any public announcement or proposal with respect to a material transaction involving the Company, including, but not limited to, a merger, a sale of substantially all of its assets, the purchase of 50% or more of the Company’s outstanding equity securities and the liquidation of the Company (any such transaction, a "Material Transaction");
- submit any shareholder proposal or any notice of nomination or other business under the Company’s bylaws or nominate or oppose directors for election at the 2009 Annual Meeting, 2010 Annual Meeting or otherwise;
- commence or announce any intention to commence any tender offer for 50% or more of the Company’s outstanding equity securities (a "Tender Offer");
- publicly (or privately to third parties) disparage the Company or any director or member of management of the Company; or
- publicly or privately request permission to do any of the foregoing or amend or waive any of the foregoing.

However, if a third party publicly announces a proposed bona fide Material Transaction or Tender Offer and none of the Avalon Parties has itself, or through any of its affiliates or associates, directly or indirectly solicited or directed such third party to propose, initiate or effectuate such Material Transaction or Tender Offer (such publicly announced proposed bona fide Material Transaction or Tender Offer, a "Third-Party Proposal"), the Avalon Parties may solicit, negotiate, propose or publicly announce a Material Transaction or Tender Offer (and take any other action described above) to the extent reasonably necessary to propose, initiate or effect a reasonably competitive Material Transaction or Tender Offer. However, if the Third-Party Proposal is not a hostile Material Transaction or hostile Tender Offer, the Avalon Parties may solicit, negotiate, propose or publicly announce a Material Transaction or Tender Offer (and take any other action described above) only to the extent reasonably necessary to propose, initiate or effect a Material Transaction or Tender Offer that is reasonably considered to be superior to such Third-Party Proposal.

The "Standstill Period" is defined in the Agreement as the period between the date of the Agreement and the earlier of (i) the date of the Company’s 2011 annual meeting of shareholders (the "2011 Annual Meeting"); (ii) if either the Company or the Avalon Parties deliver the Standstill Termination Notice (as defined below), the date of the 2010 Annual Meeting; (iii) the date on which the Avalon Nominee resigns or is removed from the Board because the Avalon Parties have failed to own at least 1,300,975 shares of the Company’s common stock; (iv) at the Avalon Parties’ election, if the Company breaches certain of its obligations under the Agreement; or (v) April 30, 2011.

If between 30 and 60 days prior to the notice deadline in any advance notice provision in the Company’s articles of incorporation or bylaws related to shareholder action at the 2010 Annual Meeting, the Company or the Avalon Parties delivers notice to the other party of its election to terminate the Standstill Period as of the date of the 2010 Annual Meeting (the "Standstill Termination Notice"), then

- the Company is under no obligation to nominate the Avalon Nominee or Independent Nominee for election to the Board at the 2010 Annual Meeting,
- immediately prior to the 2010 Annual Meeting, the Company may remove the Avalon Nominee and the Independent Nominee from the Board and any committees thereof and
- the Avalon Parties will no longer be prohibited from engaging in certain proxy solicitation activities.

In addition, the Avalon Parties are permitted to engage in certain proxy solicitation activities beginning on the date that is 30 days prior to the notice deadline in any advance notice provision contained in the Company’s articles of incorporation or bylaws related to shareholder action to be taken at the 2011 Annual Meeting.

Pursuant to the Agreement, the Company will reimburse the Avalon Parties $125,000 for the Avalon Parties’ expenses incurred in connection with the preparation of the Avalon Parties’ proxy statement, the Agreement and related matters.

The foregoing discussion of the terms and conditions of the Agreement does not purport to be complete and is subject to and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference. The press release issued by the Company on April 8, 2009 announcing the Agreement is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number Description
10.1 Agreement dated April 7, 2009, among the Company, Avalon Capital Group, Inc., Avalon Portfolio, LLC and Avalon Technology, LLC

99.1 Press Release dated April 8, 2009, titled "TomoTherapy and Avalon Announce Settlement: Jonathan McCloskey to Join TomoTherapy Board of Directors; TomoTherapy to Add Another Independent Director"

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TomoTherapy Incorporated

April 8, 2009	By:	/s/ Frederick A. Robertson, M.D.

Name: Frederick A. Robertson, M.D.
Title: Chief Executive Officer and President

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Agreement dated April 7, 2009, among the Company, Avalon Capital Group, Inc., Avalon Portfolio, LLC and Avalon Technology, LLC
99.1	Press Release dated April 8, 2009, titled “TomoTherapy and Avalon Announce Settlement: Jonathan McCloskey to Join TomoTherapy Board of Directors; TomoTherapy to Add Another Independent Director”